UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
 Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the
 Securities Exchange Act of 1934
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[ ] Definitive Proxy Statement
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FORTEM RESOURCES INC.
(Name of Registrant as Specified in Its Charter)

Not Applicable
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FORTEM RESOURCES INC.
906 12th Avenue SW, Suite 820
Calgary, Alberta T2R 1K7, Canada
 ____________________________
Consent Solicitation Statement
Dear Stockholder:
The board of directors of Fortem Resources Inc. (“we,” “us,” “our”, “Fortem” or “our company”) is soliciting your consent on behalf of Fortem to approve the following proposals (the “Proposals”), which have been approved by our board directors:
1.	Approval of the amendment and restatement of our articles of incorporation to delete a limitation of liabilities of director or officer clause;
2.	Approval of the amendment and restatement of our articles of incorporation to eliminate preemptive rights; and
3.	Approval of the amendment and restatement of our articles of incorporation to remove certain redundant provisions.
On ●, 2017, our board of directors approved the Proposals and we are now seeking stockholder approval of the Proposals, as discussed in more detail in this consent solicitation statement (this “Consent Solicitation Statement”).
We are soliciting your approval of the Proposals by written consent in lieu of a meeting of stockholders because our board of directors believes that it is in the best interests of our company and our stockholders to solicit such approval in the most cost effective manner. A form of written consent is enclosed for your use.
This Consent Solicitation Statement and accompanying form of written consent are expected to be first sent or given to our stockholders on or about ●, 2017. Our board of directors has fixed the close of business on ●, 2017 as the record date (the “Record Date”) for determination of our stockholders entitled to give written consents. Only the stockholders of record on the Record Date are entitled to give the written consents for the Proposals.
The written consents of stockholders representing a majority of the voting power of our outstanding common stock as of the Record Date are required to approve each Proposal.
Your consent is important regardless of the number of shares of our common stock that you hold. Although our board of directors has approved the Proposals, each Proposal requires the approval by the vote of our stockholders holding a majority of the voting power of our outstanding common stock as of the Record Date.
Our board of directors unanimously recommends that you consent to the Proposals. Each Proposal will be approved by our stockholders when we have received written consents to such Proposal from our stockholders representing a majority of the voting power of our outstanding common stock. If you approve a Proposal, please mark the enclosed written consent form to vote “For” the Proposal, and complete, date, sign and return your written consent to us.

Please mail your written consent to us no later ●, 2017, or such other date as determined by us in its sole discretion, by email to ●@●.com or in writing to the following address:
Fortem Resources Inc
67 East 5th Avenue, Vancouver
 British Columbia, Canada V5T 1G7

Question and Answers about This Consent Solicitation
Why am I receiving these materials?
We are asking our stockholders to approve the following Proposals by written consent:
1.	Approval of the amendment and restatement of our articles of incorporation to delete a limitation of liabilities of director or officer clause;
2.	Approval of the amendment and restatement of our articles of incorporation to eliminate preemptive rights; and
3.	Approval of the amendment and restatement of our articles of incorporation to update certain outdated provisions and remove certain redundant provisions.
On ●, 2017, our board of directors approved the Proposals and we are now seeking stockholder approval of the Proposals, as discussed in more detail in this Consent Solicitation Statement.
The full text of our amended and restated articles of incorporation, is attached to this Consent Solicitation Statement as Schedule “A”.
What is included in these materials?
These materials include:
•	this Consent Solicitation Statement; and
•	the written consent form.
Important Notice Regarding the Availability of Materials for This Consent Solicitation
The foregoing materials are also available at www.fortemresources.com/●.
What do I need to do now?
We urge you to carefully read and consider the information contained in this Consent Solicitation Statement. We request that you send your written consent to the Proposals described in this Consent Solicitation Statement.
Who can give the written consents?
Our board of directors has fixed the close of business on ●, 2017 as the Record Date for determination of our stockholders entitled to give written consents. If you were a stockholder of record on the Record Date, you are entitled to give written consents to the Proposals.
As of the Record Date, ●[116,634,698] shares of our common stock were issued and outstanding and, therefore, a total of ●[116,634,698] votes are entitled to be given by written consents.
How many votes do I have?
On each Proposal, you have one vote for each share of our common stock that you owned as of the Record Date.

How do I send my written consents?
If you are a stockholder of record, please complete, date, sign, and return the enclosed written consent form via email to ●@●.com or by mail to the following address:
Fortem Resources Inc
67 East 5th Avenue, Vancouver
 British Columbia, Canada V5T 1G7
If you hold your shares in “street name” and wish to send your written consents, you must follow the instructions given by your broker, bank, or other nominee or contact your broker, bank, or other nominee for the information on how to send your written consents.
What is the difference between a stockholder of record and a “street name” holder?
If your shares are registered directly in your name with our transfer agent, Island Stock Corporation, then you are a stockholder of record with respect to those shares.
If your shares are held in a stock brokerage account or by a bank, or other nominee, then the broker, bank, or other nominee is the stockholder of record with respect to those shares. However, you still are the beneficial owner of those shares, and your shares are said to be held in “street name.” Street name holders generally cannot send their written consents directly and must instead instruct the broker, bank, or other nominee on how to send their written consents.
What vote is required for the approval of the Proposals?
Each Proposal will be approved by our stockholders if we receive the written consents of our stockholders representing a majority of the voting power of our outstanding common stock as of the Record Date, or written consents representing at least ●[58,317,350] shares of our common stock.
How are votes counted?
A written consent form that has been signed, dated and delivered to us with the “For” box checked will constitute consent for each Proposal. A written consent form that has been signed, dated and delivered to us with the “Against” or “Abstain” boxes checked or without any of the boxes checked will be counted as a vote against a Proposal. Abstentions and broker non-votes will have the same effect as a vote against a Proposal.
A “broker non-vote” occurs when a broker, bank, or other nominee holding shares for a beneficial owner in street name does not vote on a particular Proposal because it does not have discretionary voting power with respect to that Proposal and has not received instructions with respect to that Proposal from the beneficial owner of those shares, despite voting on at least one other Proposal for which it does have discretionary authority or for which it has received instructions.
When is the approval of the Proposals effective?
The approval of our stockholders of the Proposals is effective when we receive the written consents to the Proposals from our stockholders representing a majority of the voting power of our outstanding common stock as of the Record Date.

How does the board of directors recommend that I vote?
Our board of directors recommends that you vote:
•	“For” the approval of the amendment and restatement of our articles of incorporation to delete a limitation of liabilities of director or officer clause;
•	“For” the approval of the amendment and restatement of our articles of incorporation to eliminate preemptive rights; and
•	“For” the approval of the amendment and restatement of our articles of incorporation to update certain outdated provisions and remove certain redundant provisions.
Can I revoke my written consent after sending it?
Yes. A written consent, once dated, signed and delivered to us, will remain effective unless and until revoked by a written notice of revocation dated, signed and delivered to us before the time that we have received written consents to the Proposals from our stockholders representing a majority of the voting power of our outstanding common stock as of the Record Date. Please send your notice of revocation to the same email address or mailing address to which you would send your written consent, as disclosed elsewhere in this Consent Solicitation Statement.
 Do I have the rights of appraisal or similar rights of dissenters with respect to the Proposal?
No. Neither Nevada law nor our articles of incorporation or bylaws provide our stockholders with the rights of appraisal or similar rights of dissenters with respect to the Proposals.
 Who pays for the expense of this consent solicitation?
We will pay for the expense of soliciting the written consents and the cost of preparing, assembling and mailing material in connection therewith. Copies of solicitation materials will be furnished to banks, brokerage houses, fiduciaries and custodians holding in their names shares of our common stock beneficially owned by others to forward to the beneficial owners. We may reimburse persons representing beneficial owners of our common stock for their costs of forwarding solicitation materials to the beneficial owners. Original solicitation of written consents by mail may be supplemented by telephone, facsimile, other approved electronic media or personal solicitation by our director, officer, or regular employees. These individuals will receive no additional compensation for such services.
Forward-Looking Statements
This Consent Solicitation Statement contains forward-looking statements. These statements relate to future events. In some cases, you can identify forward-looking statements by terminology such as “may”, “should”, “expect”, “plan”, “anticipate”, “believe”, “estimate”, “predict”, “potential” or “continue” or the negative of these terms or other comparable terminology. These statements are only predictions and involve known and unknown risks, uncertainties and other factors that may cause our company’s actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by these forward-looking statements.
Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance or achievements. Except as required by applicable law, including the securities laws of the United States, we do not intend to update any of the forward-looking statements to conform these statements to actual results.

Voting Securities and Principal Holders Thereof
 Security Ownership of Certain Beneficial Owners and Management
As of ●, 2017, there were ●[116,634,698] shares of our common stock outstanding. The following table sets forth certain information known to us with respect to the beneficial ownership of our common stock as of that date by (i) our directors, (ii) each of our executive officers, and (iii) all of our directors and executive officers as a group. Except as set forth in the table below, there is no person known to us who beneficially owns more than 5% of our common stock.
Title of Class	Name of Beneficial Owner	Number of Shares Beneficially Owned (1)	Percentage of Class (2)
Common Stock	Michael Caetano	4,430,000(3)	[3.7]%
Common Stock	Robert Da Cunha	303,333(4)	[*]
Common Stock	Marc A. Bruner	37,500,000(5)	[32.3]%
Common Stock	Director and Officer as a group (3 persons)	42,233,333	[35.5]%
Common Stock	Jaime Melo 153 Sierra Court Maple, Ontario L6A 2L8, Canada	17,500,000(6)	[15.0]%
Common Stock	Angela Mainardi 1503 Commercial Drive Vancouver, British Columbia V5L 3Y1, Canada	20,000,000(7)	[17.1]%
*Less than 1%
(1)
Under Rule 13d-3, a beneficial owner of a security includes any person who, directly or indirectly, through any contract, arrangement, understanding, relationship, or otherwise has or shares: (i) voting power, which includes the power to vote, or to direct the voting of shares; and (ii) investment power, which includes the power to dispose or direct the disposition of shares. Certain shares may be deemed to be beneficially owned by more than one person (if, for example, persons share the power to vote or the power to dispose of the shares). In addition, shares are deemed to be beneficially owned by a person if the person has the right to acquire the shares (for example, upon exercise of an option) within 60 days of the date as of which the information is provided. In computing the percentage ownership of any person, the amount of shares outstanding is deemed to include the amount of shares beneficially owned by such person (and only such person) by reason of these acquisition rights.

(2)	The percentage of class is based on ●[116,634,698] shares of our common stock issued and outstanding as of ●, 2017.

(3)
Includes stock options which allow the holder to purchase 2,000,000 additional shares. Includes 1,680,000 shares of our common stock owned by Precision Asset Consulting Executives Inc., of which Michael Caetano beneficially owns and controls all securities.

(4)	Includes stock options which allow the holder to purchase 300,000 additional shares.

(5)
20,000,000 of such shares are held indirectly by Blue Phoenix Energy, LLC and 17,500,000 of such shares are held indirectly by MAB Resources Holdings, LLC. Mr. Bruner owns and controls Blue Phoenix Energy, LLC and MAB Resources Holdings, LLC.

(6)	These shares are held indirectly by JM Magna Holdings, LLC. Mr. Melo exercises investment power over the shares of common stock held by JM Magna Holdings, LLC.

(7)	These shares are held indirectly by Pacific Petroleum, LLC. Ms. Mainardi exercises investment power over the shares of common stock held by Pacific Petroleum, LLC.

Changes in Control
We are unaware of any contract or other arrangement the operation of which may at a subsequent date result in a change of control of our company.
PROPOSAL 1

Approval of Amendment and Restatement of Our Articles of Incorporation to
 Delete a Limitation of Liability of Director or Officer Clause

In this Proposal, we are asking our stockholders to approve the amendment and restatement of our articles of incorporation to delete a limitation of liability of directors or officer clause.
Article 6 of our current articles of incorporation states as follows:
“The liability of the directors, officers or stockholders for damages for breach of fiduciary duty as a director or officer is hereby eliminated pursuant to NRS 78.037 except for acts or omissions which involve intentional misconduct, fraud or knowing violation of law; or the payments of distributions in violation of NRS 78.300.”
Our board of directors believe that the deletion of Article 6 of our articles of incorporation is necessary for listing of our securities on a stock exchange in Canada. Listing on a stock exchange in Canada will be subject to our fulfilling all the listing requirements of the stock exchange and there is no assurance that our securities will be listed on the stock exchange.
We are not aware of any pending, threatened or possible matters that may be impacted by this Proposal.
PROPOSAL 2

Approval of Amendment and Restatement of our
 Articles of Incorporation to Eliminate Preemptive Rights
In this Proposal, we are asking our stockholders to approve the amendment and restatement of our articles of incorporation to eliminate preemptive rights. Preemptive rights are the rights of existing stockholders, subject to various exceptions, to acquire proportional amounts of a company’s unissued shares upon the decision of our board of directors to issue them. The effect of approving this amendment to our articles of incorporation would be to make it clear that none of our stockholders have preemptive rights.
Article 4 of our current articles of incorporation states as follows:
“…Stockholders of the corporation have a preemptive right, granted on uniform terms and conditions prescribed by the Board of Directors to provide a fair and reasonable opportunity to exercise the right to acquire proportional amounts of the corporation’s unissued shares upon the decision of the Board of Directors to issue them limited by the provisions of NRS 78.267…”
Our board of directors believes that the removal of the preemptive rights currently set forth in Article 4 of our articles of incorporation will provide us with greater flexibility in attracting investors and lenders and facilitate capital-raising, which will be required in order to execute our business objectives. The preemptive rights currently set forth in Article 4 of our articles of incorporation could potentially delay or prevent any such capital-raise. We have no intentions, plans, proposals or arrangements, written or otherwise, at this time, to conduct such capital-raise.
In addition, our board of directors believe that the removal of the preemptive rights currently set forth in of Article 4 of our articles of incorporation is necessary for listing of our securities on a stock exchange in Canada. Listing on a stock exchange in Canada will be subject to our fulfilling all the listing requirements of the stock exchange and there is no assurance that our securities will be listed on the stock exchange.

PROPOSAL 3

Approval of Amendment and Restatement of our Articles of Incorporation to Remove Certain Redundant Provisions
In this Proposal, we are asking our stockholders to approve an amendment and restatement of our articles of incorporation to remove certain redundant provisions. The amendment and restatement includes the removal of the name and address of the first resident agent for the service of process and the removal of the first member of our board of directors. We do not believe that these are substantive changes.
Effective Date of the Amendment and Restatement of Our Articles of Incorporation
On ●, 2017, our board of directors adopted resolutions setting forth the amendment and restatement of our articles of incorporation described in Proposals 1 to ●3.
If the Proposals are approved by our stockholders, we have to file our amended and restated articles of incorporation along with a certificate to accompany our amended and restated articles of incorporation with the Nevada Secretary of State to effect the amendment and restatement of our articles of incorporation. If we obtain stockholder approval of the Proposals, we intend to file our amended and restated articles of incorporation and the related certificate as soon as practicable.
The full text of our proposed amended and restated articles of incorporation is attached to this consent solicitation statement as Schedule “A”. The text of our amended and restated articles of incorporation is subject to revision for such changes as may be required by the Nevada Secretary of State and other changes consistent with the Proposals that we may deem necessary or appropriate.
Our board of directors reserves the right, notwithstanding stockholder approval of Proposal 1, 2 and 3 and without further action by our stockholders, not to proceed with the amendment and restatement of our articles of incorporation at any time before the effective date of the amendment and restatement of our articles of incorporation.
INTEREST OF CERTAIN PERSONS IN MATTERS TO BE ACTED UPON
No person who has been a director or executive officer of our company at any time since the beginning of our fiscal year ended February 28, 2017 and no associate of any of the foregoing persons has any substantial interest, direct or indirect, by security holding or otherwise, in any matter to be acted upon.
STOCKHOLDER PROPOSALS
The deadline for submitting stockholder proposals for inclusion in our proxy statement and form of proxy for the next annual meeting of stockholders is a reasonable time before we begin to print and send our proxy materials. Proposals received after such time will be considered untimely. In addition, the acceptance of such proposals is subject to the Securities and Exchange Commission guidelines.
HOUSEHOLDING OF PROXY MATERIALS
The Securities and Exchange Commission permits companies and intermediaries such as brokers to satisfy the delivery requirements for proxy materials with respect to two or more stockholders sharing the same address by delivering a single set of proxy materials addressed to those stockholders. This process, which is commonly referred to as “householding”, potentially provides extra conveniences for stockholders and cost savings for companies.

Although we do not intend to household for our stockholders of record, some brokers household our proxy materials, delivering a single set of proxy materials to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker that they will be householding materials to your address, householding will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in householding and would prefer to receive a separate set of proxy materials, or if you are receiving multiple sets of proxy materials and wish to receive only one from your broker, please notify your broker.
WHERE YOU CAN FIND MORE INFORMATION
We are subject to the information and reporting requirements of the Securities Exchange Act of 1934 and in accordance with that act, we file periodic reports, documents and other information with the Securities and Exchange Commission relating to our business, financial statements and other matters. These reports and other information may be inspected and are available for copying at the offices of the Securities and Exchange Commission, 100 F. Street NE, Washington, DC 20549 or may be accessed at www.sec.gov.

By Order of the Board of Directors Marc Bruner President and Director ●, 2017

Schedule “A”
Amended and Restated Articles of Incorporation

AMENDED AND RESTATED
ARTICLES OF INCORPORATION
OF
 FORTEM RESOURCS INC.
ARTICLE I
The name of the corporation, which is hereinafter referred to as "the corporation" is:
FORTEM RESOURCES INC.
ARTICLE II
The corporation is organized for the purpose of engaging in Any Lawful Activity, within or without the State of Nevada.
ARTICLE III
The total number of shares of authorized capital stock of the corporation shall consist of 750,000,000 shares of Common Stock, par value $0.001 per share.
The Board of Directors may issue such shares of Common Stock in one or more series, with such voting powers, designations, preferences and rights or qualifications, limitations or restrictions thereof as shall be stated in Resolutions or Bylaws adopted by them.
The Common Stock of the corporation, after the amount of the subscription price has been paid, in money, property or services, as the directors shall determine, shall not be subject to assessment to pay the debts of the corporation, nor for any other purpose, and no stock issued as fully paid shall ever be assessable or assessed, and the Articles of Incorporation shall not be amended in this particular.
ARTICLE IV
Every person who was or is a party to or is threatened to be made a party to, or is involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he, or a person of whom he is the legal representative, is or was a director or officer of the corporation, or is or was serving at the request of the corporation as a director or officer of another corporation, or as its representative in a partnership, joint venture, trust or other enterprise, shall be indemnified and held harmless to the fullest extent legally permissible under the laws of the State of Nevada from time to time against all expenses, liability and loss (including attorneys' fees, judgments, fines and amounts paid or to be paid in settlement) reasonably incurred or suffered by him in connection therewith. Such right of indemnification shall be a contract right which may be enforced in any manner desired by such person. The expenses of officers and directors incurred in defending a civil or criminal action, suit or proceeding must be paid by the corporation as they are incurred and in advance of the final disposition of the action, suit or proceeding, upon receipt of an undertaking by or on behalf of the director or officer to repay the amount if it is ultimately determined by a court of competent jurisdiction that he is not entitled to be indemnified by the corporation. Such right of indemnification shall not be exclusive of any other right which such directors, officers or representatives may have or hereafter acquire, and without limiting the generality of such statement, they shall be entitled to their respective rights of indemnification under any by-law, agreement, vote of stockholders, provision of law, or otherwise, as well as their rights under this Article.

A-2

WRITTEN CONSENT SOLICITED
ON BEHALF OF THE BOARD OF DIRECTORS
OF FORTEM RESOURCES INC.
This written consent is solicited on behalf of the board of directors of Fortem Resources Inc. When properly executed, shares represented by this written consent will be voted as designated by the undersigned.
The undersigned hereby acknowledges receipt of the consent solicitation statement (the “Consent Solicitation Statement”) of Fortem Resources Inc. (the “Company”) dated ●, 2017, and, without the formality of convening a meeting, does hereby vote via written consent, as designated below, all of shares of common stock of the Company held by the undersigned:
The Board of Directors of the Company recommends a vote “For” each of the following proposals.

1.
Approval of amendment and restatement of the articles of incorporation of the Company to delete a limitation of liability of director or officer clause, as more particularly described in the Consent Solicitation Statement, provided, however, that, notwithstanding such approval, the board of directors of the Company may, by resolution, abandon such amendment and restatement at any time before the effective date of the amendment and restatement without further action by the stockholders of the Company

For	Against	Abstain
☐	☐	☐

2.
Approval of amendment and restatement of the articles of incorporation of the Company to eliminate preemptive rights, as more particularly described in the Consent Solicitation Statement, provided, however, that, notwithstanding such approval, the board of directors of the Company may, by resolution, abandon such amendment and restatement at any time before the effective date of the amendment and restatement without further action by the stockholders of the Company

For	Against	Abstain
☐	☐	☐

3.
Approval of amendment and restatement of the articles of incorporation of the Company to remove certain redundant provisions, as more particularly described in the Consent Solicitation Statement, provided, however, that, notwithstanding such approval, the board of directors of the Company may, by resolution, abandon such amendment and restatement at any time before the effective date of the amendment and restatement without further action by the stockholders of the Company

For	Against	Abstain
☐	☐	☐

The undersigned represents that the undersigned owns the following number of shares of common stock of the Company (please insert number of the shares): _________________.
Please sign exactly as the name or names appear on your stock certificate(s). If the shares are issued in the names of two or more persons, all such persons should sign the written consent. A written consent executed by a corporation should be signed in its name by its authorized officers. Executors, administrators, trustees, and partners should indicate their titles when signing.
Date:
Stockholder Name (printed):
Signature:
Title (if applicable):
Signature (if held jointly):
Title (if applicable):
Important: Please complete, sign and date your written consent promptly and email it to ●@● or return it to:
Fortem Resources Inc.
67 East 5th Avenue, Vancouver
British Columbia, Canada V5T 1G7